EXHIBIT 10.19.2
WESTERN REFINING, INC.
AMENDMENT NO. 2 TO
WESTERN REFINING
LONG-TERM INCENTIVE PLAN
               This Amendment No. 2 (the “Amendment”) to the Western Refining Long-Term Incentive Plan (the “Plan”) is adopted by the Board of Directors of Western Refining, Inc. (the “Board”) pursuant to the authority granted to the Board in Section 1.08 of the Plan. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan. The Plan is hereby amended as follows:
1.	The following sentence shall be added to the end of the “Change in Control” definition under Section 1.02:
               Notwithstanding any other provision set forth in this Plan, for purposes of any amount or award that is subject to Code Section 409A, a “Change in Control” as defined above will not be treated as a change in control unless it also is a change in control as defined in the regulations issued under Code Section 409A.
2.	Except as expressly modified by this Amendment, the terms and conditions of the Plan remain in full force and effect.

3.	The effective date of this Amendment shall be November 20, 2008.